Exhibit 10.37

October 19, 2009

THQ (UK) Limited

Ground Floor, Block A, Dukes Court, Duke Street, Woking, Surrey GU21 5BH

Re:  Limited Update to Provide Hits Tier 2 Threshold Price and Royalty Rate to the European Sales Territory of the Xbox 360 Publisher License Agreement dated October 31, 2005.

Jonathan Nelson:

Microsoft Licensing, GP (“Microsoft”) and THQ (UK) Limited (“Publisher) agree to the following terms of this letter (“Hits Tier 2 Terms”) in connection with Publisher’s use and distribution of the Xbox 360 Software Titles listed below.  Capitalized terms used in this letter shall have the same meanings ascribed to them in the Xbox 360 Publisher Agreement referenced below and as subsequently amended (the “PLA”).   The terms of the PLA are incorporated herein by reference.

Solely for the Publisher’s Software Titles listed below, for the European Sales Territory Microsoft is providing a Hits Tier 2 Royalty Tier with a Threshold Price of “Up to €14.49” at Royalty Rate of €3.00.

This letter applies to the following Software Titles:

WWE Smackdown vs. Raw 2008

Saints Row

Ratatouille

Wall-E

This letter is applicable for 90 days from the date of signature below and will be superseded, upon signature by both parties, by the forthcoming Amendment to the Xbox 360 Publisher Licensing Agreement (Tier 2 Platinum Hits; Russian Incentive Program; Hits Program Revisions; Emerging Market Revisions).

Please acknowledge acceptance of the terms of this letter by signing and returning it to Microsoft at:

Microsoft Licensing, GP

Attn:  Xbox 3rd Party Operations

6100 Neil Road

Reno, NV  89511.

We look forward to working with you.

Sincerely,

MICROSOFT LICENSING, GP

/s/ Astrid B. Ford
By (sign)

Astrid B. Ford
Name (Print)

Sr. Xbox Program Manager
Title

10.19.09
Date

AGREED TO AND ACCEPTED:

THQ (UK) LIMITED

By:	/s/ Ian Curran

Name: Ian Curran

Title: EVP Global Publishing